Exhibit 99.1

e.l.f. Beauty Announces Fourth Quarter Fiscal 2026 Results
– Delivered Fiscal 2026 net sales growth of 25% year over year –

– Provides Fiscal 2027 outlook –
OAKLAND, California; May 20, 2026 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and twelve months ended March 31, 2026.
“Fiscal 26 marked our 7th consecutive year of net sales and market share growth—a track record that reflects the strength of our team, strategy and portfolio of brands,” said Tarang Amin, e.l.f. Beauty’s Chairman and Chief Executive Officer. “All five of our brands grew this year, with rhode and Naturium delivering particularly strong results and reinforcing the power of our expanding brand portfolio. The whitespace opportunity in front of us across brands, categories, and geographies gives us great confidence in the runway ahead.”

Three Months Ended March 31, 2026 Results
For the three months ended March 31, 2026, compared to the three months ended March 31, 2025:
•Net sales increased 35% to $449.3 million, primarily driven by growth in both our retailer and e-commerce channels, in the US and internationally.
•Gross margin increased approximately 140 basis points to 73%, primarily driven by benefits from pricing, partially offset by higher tariffs.
•Selling, general and administrative (“SG&A”) expenses increased $126.4 million to $319.1 million. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $126.6 million to $300.0 million. The increase in SG&A is primarily related to an increase in marketing, merchandising and distribution costs, compensation and benefits, depreciation and amortization, professional fees and regulatory fees.
•Change in fair value of contingent consideration related to the acquisition of rhode (the “rhode Acquisition”). The Company recorded a fair value adjustment of $57.6 million for the fiscal year ended March 31, 2026, driven by the outperformance of rhode's revenue results relative to the earnout thresholds set forth in the merger agreement entered into in connection with the rhode Acquisition.
•Other income, net decreased $1.6 million to $1.0 million, primarily driven by an increase in foreign currency losses for the period attributable to currency rate fluctuation.
•Net loss was $49.4 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $19.4 million.
•Diluted loss per share was $0.82 per share on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.32.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $58.8 million, or 13% of net sales, down 28% year over year.
Twelve Months Ended March 31, 2026 Results
For the twelve months ended March 31, 2026, compared to the twelve months ended March 31, 2025:
•Net sales increased 25% to $1,636.5 million, primarily driven by growth in both our retailer and e-commerce channels, in the US and internationally.

•Gross margin decreased approximately 50 basis points to 71%, primarily driven by higher tariff costs, partially offset by benefits from pricing.
•Selling, general and administrative (“SG&A”) expenses increased $248.4 million to $1,026.1 million. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $228.8 million to $919.7 million. The increase in SG&A is primarily related to an increase in marketing, merchandising and distribution costs, compensation and benefits, depreciation and amortization, professional fees and regulatory fees.
•Change in fair value of contingent consideration related to the rhode Acquisition. The Company recorded a fair value adjustment of $57.6 million for the fiscal year ended March 31, 2026, driven by the outperformance of rhode's revenue results relative to the earnout thresholds set forth in the merger agreement entered into in connection with the rhode Acquisition.
•Other income, net increased $1.5 million to $2.8 million, primarily driven by income from insurance recovery and a decrease in foreign currency losses for the period attributable to currency rate fluctuation.
•Net income was $26.3 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $185.9 million.
•Diluted earnings per share was $0.44 per share on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $3.13.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $335.2 million, or 20% of net sales, up 13% year over year.
Liquidity
As of March 31, 2026, the Company had $289.7 million in cash and cash equivalents, and $841.7 million of total debt, as compared to $148.7 million in cash and cash equivalents and $256.7 million of total debt outstanding as of March 31, 2025.

Fiscal 2027 Outlook

The Company is providing the following outlook for fiscal 2027. When compared to fiscal 2026, the outlook for fiscal 2027 reflects an expected 12-14% increase in net sales.

	Fiscal 2027 Outlook	Fiscal 2026 Actuals
Net sales	$1,835-1,865 million	$1,636 million
Adjusted EBITDA	$379-385 million	$335 million
Adjusted effective tax rate	25-26%	23%
Adjusted net income	$198-201 million	$186 million
Adjusted diluted earnings per share	$3.27-3.32	$3.13
Weighted average diluted shares outstanding	60.5 million	59 million
Webcast Details
The Company will hold a webcast to discuss the results from its fourth quarter fiscal 2026 today, May 20, 2026, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/stock-and-financial/events-and-presentations. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About e.l.f. Beauty
e.l.f. Beauty (NYSE: ELF) is a different kind of company that disrupts norms, shapes culture and connects communities, through positivity, inclusivity and accessibility. The mission is clear: to make the best of beauty accessible to every eye, lip and face. e.l.f. Beauty and its brands, e.l.f. Cosmetics, e.l.f. SKIN, rhode, Naturium and Well People, are led by purpose and driven by results. e.l.f. Beauty offers e.l.f. clean and vegan products, all double-certified by PETA and Leaping Bunny as cruelty free, and proudly stands as the first beauty company with Fair Trade Certified™ facilities. With a kind heart at the center of e.l.f.’s ethos, the company donates 2% of net profits to organizations that make positive impacts.
Learn more at https://www.elfbeauty.com/

Note Regarding non-GAAP Financial Measures

This press release includes references to non-GAAP measures, including adjusted EBITDA, adjusted SG&A, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
Adjusted EBITDA excludes expense or income related to stock-based compensation, change in fair value of contingent consideration, loss on extinguishment of debt and other non-cash and non-recurring items. Such other non-cash or non-recurring items include amortization of internal-use software costs related to cloud applications, acquisition related costs and ERP implementation costs.
Adjusted SG&A excludes expense related to stock-based compensation and other non-recurring items. Such other non-recurring items include other non-recurring ERP implementation costs and acquisition related costs.
Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of expense or income related to stock-based compensation, other non-cash and non-recurring items, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.
Adjusted net income excludes expense related to stock-based compensation, change in fair value of contingent consideration, loss on extinguishment of debt, other non-recurring items, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-recurring items include other non-recurring ERP implementation costs and acquisition related costs.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company’s outlook for Fiscal 2027 under “Fiscal 2027 Outlook” above and those statements that the whitespace opportunity in front of us across brands, categories, and geographies gives us great confidence in the runway ahead. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; disruptions to the Company’s business resulting from acquisitions or investments, such as the Company’s acquisition of rhode; and the Company’s ability to effectively manage its SG&A and other expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Sam Critchell
VP, Corporate Development & Investor Relations kkatten@elfbeauty.com	VP, Corporate Communications scritchell@elfbeauty.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations
(unaudited)
(in thousands, except share and per share data)

	Three months ended March 31,		Twelve months ended March 31,
	2026	2025	2026	2025
Net sales	$449,292	$332,645	$1,636,472	$1,313,517
Cost of sales	122,839	95,606	479,125	377,831
Gross profit	326,453	237,039	1,157,347	935,686
Selling, general and administrative expenses	319,137	192,723	1,026,066	777,659
Change in fair value of contingent consideration	57,649	—	57,649	—
Operating (expense) income	(50,333)	44,316	73,632	158,027
Other income, net	951	2,594	2,785	1,294
Interest expense, net	(11,148)	(2,860)	(35,284)	(13,813)
Loss on extinguishment of debt	—	(13)	(674)	(13)
(Loss) Income before provision for income taxes	(60,530)	44,037	40,459	145,495
Income tax benefit (provision)	11,165	(15,784)	(14,141)	(33,406)
Net (loss) income	$(49,365)	$28,253	$26,318	$112,089

Net (loss) income per share:
Basic	$(0.84)	$0.50	$0.45	$1.99
Diluted	$(0.82)	$0.49	$0.44	$1.92
Weighted average shares outstanding:
Basic	59,064,337	56,159,804	58,263,255	56,210,459
Diluted	59,942,437	57,980,746	59,351,449	58,345,174

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	March 31, 2026	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$289,685	$148,692
Accounts receivable, net	174,644	126,010
Inventory, net	220,246	187,170
Prepaid expenses and other current assets	104,792	78,688
Total current assets	789,367	540,560
Property and equipment, net	41,496	28,787
Intangible assets, net	553,110	207,698
Goodwill	853,475	340,582
Other assets	156,710	130,548
Total assets	$2,394,158	$1,248,175

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$30,000	$—
Current portion of contingent consideration	26,227	—
Accounts payable	97,467	72,180
Accrued expenses and other current liabilities	182,470	104,876
Total current liabilities	336,164	177,056
Long-term debt	809,348	256,676
Long-term contingent consideration	38,522	—
Deferred tax liabilities	6,197	3,812
Long-term operating lease obligations	69,928	48,721
Other long-term liabilities	3,469	1,055
Total liabilities	1,263,628	487,320

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of March 31, 2026 and March 31, 2025; 59,089,708 and 55,730,037 shares issued and outstanding as of March 31, 2026 and March 31, 2025, respectively	590	556
Additional paid-in capital	1,284,987	942,025
Accumulated other comprehensive income	882	521
Accumulated deficit	(155,929)	(182,247)
Total stockholders' equity	1,130,530	760,855
Total liabilities and stockholders' equity	$2,394,158	$1,248,175

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Twelve months ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$26,318	$112,089
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,361	44,115
Non-cash lease expense	10,948	9,740
Stock-based compensation expense	86,919	71,786
Amortization of debt issuance costs and discount on debt	1,433	545
Deferred income taxes	(3,524)	446
Acquisition-related seller expenses	(47,100)	—
Loss on extinguishment of debt	674	13
Change in fair value of contingent consideration	57,649	—
Other, net	2,175	136
Changes in operating assets and liabilities:
Accounts receivable	(17,505)	(2,742)
Inventory	7,327	4,874
Prepaid expenses and other assets	(67,401)	(75,854)
Accounts payable and accrued expenses	75,291	(23,397)
Other liabilities	(54)	(7,911)
Net cash provided by (used in) operating activities	212,511	133,840

Cash flows from investing activities:
Acquisition, net of cash acquired	(581,682)	—
Purchase of property and equipment	(22,449)	(18,520)
Investment contributions	(1,117)	(577)
Net cash used in investing activities	(605,248)	(19,097)

Cash flows from financing activities:
Proceeds from revolving line of credit	50,000	—
Repayment of revolving line of credit	(50,000)	(89,500)
Proceeds from long-term debt	600,000	256,676
Repayment of long-term debt	(15,000)	(173,376)
Debt issuance costs paid	(6,891)	(2,083)
Repurchase of common stock	(49,987)	(67,062)
Cash received from issuance of common stock	5,797	953
Other, net	—	(57)
Net cash provided by (used in) financing activities	533,919	(74,449)

Effect of exchange rate changes on cash and cash equivalents	(189)	215

Net increase in cash and cash equivalents	140,993	40,509
Cash and cash equivalents - beginning of period	148,692	108,183
Cash and cash equivalents - end of period	$289,685	$148,692

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net (loss) income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended March 31,		Twelve months ended March 31,
	2026	2025	2026	2025
Net (loss) income	$(49,365)	$28,253	$26,318	$112,089
Interest expense, net	11,148	2,860	35,284	13,813
Income tax (benefit) provision	(11,165)	15,784	14,141	33,406
Depreciation and amortization	26,327	13,216	79,361	44,115
EBITDA	$(23,055)	$60,113	$155,104	$203,423
Stock-based compensation	17,700	14,835	86,919	71,786
Change in fair value of contingent consideration (a)	57,649	—	57,649	—
Loss on extinguishment of debt (b)	—	13	674	13
Other non-cash and non-recurring items (c)	6,535	6,404	34,811	21,617
Adjusted EBITDA	$58,829	$81,365	$335,157	$296,839

(a) Represents increase in fair value of contingent consideration related to rhode Acquisition.
(b) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(c) Represents other non-cash or non-recurring items, which include amortization of internal-use software costs related to cloud applications, acquisition related costs and ERP implementation costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended March 31,		Twelve months ended March 31,
	2026	2025	2026	2025
Selling, general and administrative expenses	$319,137	$192,723	$1,026,066	$777,659
Stock-based compensation	(17,699)	(14,827)	(86,907)	(71,732)
Other non-recurring items (a)	(1,459)	(4,563)	(19,420)	(15,029)
Adjusted selling, general and administrative expenses	$299,979	$173,333	$919,739	$690,898

(a) Represents other non-recurring ERP implementation costs and acquisition related costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net (loss) income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended March 31,			Twelve months ended March 31,
	2026	2025		2026		2025
Net (loss) income	$(49,365)	$28,253		$26,318		$112,089
Stock-based compensation	17,700	14,835		86,919		71,786
Change in fair value of contingent consideration (a)	57,649	—	57,649	57,649	—	—
Other non-recurring items (b)	1,952	4,563		21,504		15,029
Loss on extinguishment of debt (c)	—	13		674		13
Amortization of acquired intangible assets (d)	11,134	4,350		35,488		17,397
Tax Impact (e)	(19,698)	(6,779)		(42,654)		(18,733)
Adjusted net income	$19,372	$45,235		$185,898		$197,581

Weighted average number of shares outstanding – diluted	59,942,437	57,980,746		59,351,449		58,345,174
Adjusted diluted earnings per share	$0.32	$0.78		$3.13		$3.39

(a) Represents increase in fair value of contingent consideration related to rhode Acquisition.
(b) Represents other non-recurring ERP implementation costs and acquisition related costs.
(c) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(d) Represents amortization expense of acquired intangible assets consisting of customer relationships and trademarks.
(e) Represents the tax impact of the above adjustments.